UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2004

METROPCS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50869	75-2550006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification Number)

8144 Walnut Hill Lane Suite 800 Dallas, Texas	75231
(Address of principal executive offices)	(Zip Code)

(214) 265-2550

(Registrant’s telephone number, including area code)

ITEM 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release dated August 6, 2004.

ITEM 12. Results of Operations and Financial Condition.

On August 6, 2004, MetroPCS, Inc., a wholly-owned subsidiary of MetroPCS Communications, Inc., issued a press release announcing the expected restatement of its financial statements for the three months ended March 31, 2004. The press release is attached hereto as an exhibit to this Current Report on Form 8-K and is incorporated herein in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
Date: August 9, 2004
	By:	/s/ Roger D. Linquist
	Name:	Roger D. Linquist
	Title:	President, Chief Executive Officer, Secretary and Chairman of the Board